Mitek Systems, Inc. (NASDAQ:MITK) Q1 2024 Earnings Conference Call April 15, 2024 5:00 PM ET Company Participants Todd Kehrli - MKR Investor Relations, Inc. Max Carnecchia - CEO Dave Lyle - CFO Conference Call Participants Jake Roberge - William Blair Mike Grondahl - Northland Securities Allen Klee - Maxim Chad Bennett - Craig Hallam Scott Buck - HC Wainwright Operator Hello, and welcome to Mitek's Fiscal 2024 First Quarter Earnings Conference Call. All participants will be in listen-only mode [Operator Instructions]. As a reminder, this conference is being recorded. I would now like to hand the call to Todd Kehrli of MKR Investor Relations. Todd, please go ahead. Todd Kehrli Thank you, operator. Good afternoon. And welcome to Mitek's fiscal 2024 first quarter earnings conference call. With me on today's call are Mitek's CEO, Max Carnecchia; and CFO, Dave Lyle. Before I turn the call over to Max and Dave, I'd like to cover a few quick items. Today, Mitek issued a press release announcing its financial results for its fiscal 2024 first quarter as well as preliminary results for its fiscal second quarter ended March 31, 2024. That release is available on the company's website at miteksystems.com. This call is being broadcast live over the Internet for all interested parties, and the webcast will be archived on the Investor Relations page of the company's website. I want to remind everyone that on today's call, management will discuss certain factors likely to influence the business going forward. Any factors discussed today that are not historical facts, particularly comments regarding our long term prospects and market opportunities, should be considered forward-looking statements. These forward-looking statements may include comments about the company's plans and expectations of future performance. Forward-looking statements are subject to a number of risks and uncertainties, which could cause actual results to differ materially. We encourage all of our listeners to review our SEC filings, including our most recent 10-K and 10-Q for a complete description of these risks. Our statements on this call are made as of today, April 15, 2024, and the company undertakes no obligation to revise or update publicly any of the forward-looking statements contained herein, whether as a result of new information, future events, changes in expectations or otherwise. Additionally, throughout this call, we'll be discussing certain non-GAAP financial measures. Today's earnings release and the related current report on Form 8-K describe the differences between our non-GAAP and GAAP reporting and present the reconciliation between the two for the periods reported in the release. With that said, I'll now turn the call over to Mitek's CEO, Max Carnecchia. Max Carnecchia Thanks, Todd. Welcome, everyone, to our fiscal year ‘24 Q1 earnings conference call. As always, we appreciate that you joined us today and thank you for your continued support and trust in Mitek. Today, I'll make some brief comments about Mitek's results and update you on the business priorities. I'll then turn the call over to Dave Lyle, our CFO, to review the first quarter financial results and provide our outlook. As previously discussed, in the first quarter of last year, we had a large one-time multi-year mobile deposit reorder that pulled forward three years of revenue into that quarter, creating a very difficult year-over-year comparison. It's important to note that this quarter's results are not representative of a business trend, in fact, to the contrary. With our fiscal 2024 guidance, we expect our Deposits product revenue to grow 10% to 12% year-over-year on a normalized basis and our Identity product revenue to grow 10% to 12% year-over- year on an organic basis. We anticipate that much of this growth will occur in the second half of the fiscal year, with the growth continuing in fiscal 2025. Our conviction in Mitek's significant market opportunity continues to grow as we leverage our collective AI-powered data solutions to answer an accelerating fraud management need in the markets and geographies we serve. Evidence of this can be seen in three factors. Number one, the accelerated need for identity verification as fraud and cybercrimes grow in sophistication and continue to plague banks and enterprises of all sizes. Number two, the rapidly growing misuse of deepfakes and voice cloning poses a significant threat to personal and financial security. As a result, our award-winning biometric authentication technology is seeing rapidly increasing demand. And number three, the momentum we are seeing with Check Fraud Defender product offering is exceeding our expectations and highlights the rise in fraud across the board as a critical problem to solve. These factors reinforce our purpose and strengthen our market opportunity. As a reminder, our purpose is to empower regulated businesses to say yes to more good customers, more deposits, and more transactions with increased intelligence and customer safety. We focus on regulated businesses because the consequences are highest to those businesses and our core competency best suits those needs. Our mission informs our business decisions, and over the past decade we've steadfastly developed solutions to fulfill this objective. With that said, let me briefly take you through our product evolution so you can better understand why we win. First, we leveraged computer vision to develop the advanced image processing capabilities that underpin all our solutions today. Let's call that Mitek 1.0, which began in 2008 and remains the undisputed leader in mobile capture and deposit technology with over 90 patents and 99 of the top 100 banks in the U.S. using our solution. In Mitek 2.0, we began about seven to eight years ago, we applied machine learning and AI to automate identity verification, mainly by providing document verification. Anticipating the need for more advanced identity attributes, we then integrated the unparalleled technology and biometrics from ID R&D acquisition in 2021 to prove liveness and support identity authentication. Then, we added our low- code orchestration platform from HooYu acquisition in 2022, yielding a solution today, ready to tackle omnichannel identity fraud across the organization. Today, harnessing the latest advancements in Gen-AI, coupled with the expansive capabilities of our orchestration platform, Mitek 3.0 is poised to be the leading authority in identity verification, authentication, and fraud management. By demonstrating our industry leadership, we are winning new channels within the banks and helping drive new benefits and efficiency gains for our banking customers. Most recently, by reducing check fraud. Banks are getting crushed by check fraud, which has reached an all-time high and rivals credit card fraud in the United States. In 2023, financial institutions reported unprecedented financial losses due to soaring check fraud. One institution reported $135 million in losses, while total losses in the Americas were over $20 billion, according to NASDAQ's Global Financial Crime Report. We launched Check Fraud Defender two years ago to help banks address this growing problem. Our solution offers banks a secure cloud-hosted consortium that strengthens their existing fraud prevention and helps them significantly reduce financial losses. One of our CFD customers reported saving over $16 million in less than six months derived from both reductions in fraud check losses and reductions in operational expenses of dealing with this exploding problem. This significant cost savings benefit is driving substantial pipeline growth for this new product offering. At the end of fiscal 2023, we had a handful of CFD customers, and we exited the March ending quarter with over 20. By the end of fiscal 2024, which ends in September, we're targeting to have over 50 CFD customers contracted to participate in the consortium. Even with this rapid customer adoption, we're just scratching the surface as we target our nearly 8,000 Mitek banking customers. Starting to contribute to this pipeline are our channel partners. The channel has been a trusted blueprint for selling mobile deposits, and we're thrilled with the initial momentum we're seeing with the channel and Check Fraud Defender.

As I noted on our last call, CFD represents a noteworthy growth opportunity for Mitek. We estimate CFD has the potential to contribute $200 million in annual revenue within the next five to seven years. CFD is also leading the way into adjacent opportunities for Mitek to help banks with new AI-driven fraud and identity management. By leveraging our unique access to rare and privileged customer data and transactional intelligence, we can deliver additional differentiated value to our customers and drive increased shareholder value. Regarding the identity line of business, we continue to execute our strategic priorities. While it is early, and we have more to do, we are starting to see improved growth and increased market share for our identity orchestration platform, which we believe will drive higher returns over time. Market tailwinds continue to fuel the identity opportunity. In 2023, fraud scams and bank fraud schemes totaled $485 billion in losses globally, according to the Global Financial Crime Report from NASDAQ. Also in 2023, consumers reported losses exceeding $10 billion to fraud, a 14% increase from the previous year. Digital identity verification is no longer a back-office concern, but a frontline in the fight against fraud. There has never been a greater need for banks and technology providers to innovate together. NatWest is a great example of one such partnership and why our customers select Mitek’s Verified Identity Platform, MiVIP, to take on these challenges. Like all major banks, NatWest faces rising threats from fraud rings and impersonation, but also the need to instill consumer confidence in their fraud defenses. Leveraging MiVIP, NatWest can configure different identity verification services to suit differing customer and business needs, as well as adjust for changing risk environments. As mandatory liveness detection becomes increasingly critical in digital identity processing, NatWest has enjoyed leveraging the platform to apply new biometric signals against growing use cases. As the Wall Street Journal reported this month, deep fakes are coming for the financial sector. Companies using photos or audio to verify customers' identities are preparing for bad actors gaming the system with generative AI. The surge in deepfake-related fraud underscores the need for vigilance and robust detection mechanisms. Facial liveness detection technology stands at the forefront of combating these challenges, offering a sophisticated way to distinguish genuine human presence from fraudulent and deepfake attempts. IDLive Face Plus is designed to detect injection attacks and prevent deepfake fraud in a passive way. Thus dramatically improving the overall customer experience. Most of today's facial liveness technologies are “active,” requiring users to blink, turn their heads, or move their phones back and forth. These systems are frustrating to the customer and can be tricked by fraudsters using computer-generated images, masks, or videos. Mitek’s award-winning ID R&D teams have worked relentlessly to ensure our customers don't have to sacrifice usability for security. IDLive Face Plus combines groundbreaking presentation attack detection with a unique approach to injection attack detection to prevent deepfakes and other fraudulent digital content. Instead of just focusing on the content of digital fakes like the image, it helps shut down the channel used to deliver it, such as a virtual camera. Customers and partners who have made the switch from active to passive facial liveness report a significant reduction in abandonment, lower false rejections of real users, and highly accurate presentation attack detection. Our ID R&D team's ongoing innovation continues to be at the center of our identity verification solutions, and their rapid integration of Gen-AI solutions continues to yield outstanding products. Leveraging the significant opportunities within burgeoning sectors influenced by AI and identity and fraud trends, Mitek is strategically positioned to expand its revenue and profitability. Mitek remains at the technological forefront, providing advanced machine learning and AI solutions, enabling businesses to effectively counter fraud while improving trust and convenience in digital transactions through our leading orchestration platform. Lastly, I'm thrilled that with the filing of our 10-Q today, we are now current and back on track to file our quarterly and annual filings in the normal fashion. This has been a long and difficult process, with significantly improved financial controls and reporting in place, we are confident in our ability to maintain our filings going forward. I will now turn the call over to Dave to discuss the financial results in more detail. Following Dave's remarks, we will open the call for questions. Dave, please go ahead. Dave Lyle Thanks, Max. I'll begin by taking you through the fiscal Q1 2024 financial results and then comment on our outlook. Looking first at fiscal Q1 revenue, top line revenue for the fiscal quarter declined 19% year-over-year to $36.9 million due primarily to a large multi-year mobile check deposit reorder with one customer where Mitek recognized additional licensed revenue in fiscal Q1 2023, relating to future years, of approximately $7.0 million and which deducted approximately $2.7 million from fiscal Q1 2024. Adjusting for that entry, top line revenue would have grown by 3% year-over-year. Software and hardware revenue declined 39% to $16 million in fiscal Q1 2024, primarily due to the multi-year contract just discussed.

Services and other revenue grew 8% to $20.9 million in fiscal Q1 2024. This increase was primarily due to strong growth in SaaS revenue, as well as increased maintenance revenue associated with Deposits product software sales. Shifting to revenue for our two major product categories, Deposits and Identity, let's start with Deposits. Deposits revenue declined 30% year-over-year in fiscal Q1 2024 to $21.1 million, for reasons just described. Adjusting for that multi-year contract, Deposits revenue would have grown about 4% year-over-year. The quarter's revenue was also impacted by timing of reorders. Please note that 67% of Deposits revenue was in Mitek’s software and hardware revenue, and 33% was in services and other revenue. Identity revenue for the first fiscal quarter grew 3% year-over-year to $15.8 million, driven by our SaaS products revenue. Growth from our newer identity authentication products, including MiVIP, MiPass, and ID R&D biometrics, which grew faster than the market, was somewhat offset by the sunsetting of our legacy ICAR hardware and software products, as well as some pressure from commoditization in the document verification market. Approximately 12% of Identity revenue was in Mitek’s software and hardware revenue, and 88% was in services and other revenue for the first fiscal quarter of fiscal year 2024. Moving on to gross margin, the total gross margin for fiscal Q1 2024 was 85%, down from 89% in fiscal Q1 2023, due to a product mix shift, which included less revenue in fiscal Q1 2024 from a strong gross margining Deposits product. We continue to deliver strong software and hardware gross margins of close to 100% for fiscal Q1 2024, while on services and other revenue our gross margin was 74%. GAAP operating expense for fiscal Q1 2024 was $38.3 million compared to $32.3 million a year ago. Non-GAAP operating expense for fiscal Q1 2024 was $25.8 million compared to $22.2 million last year, and favorable when compared to the prior quarter, fiscal Q4 2023. The year-over-year increase in non-GAAP operating expense was primarily related to fees associated with our delayed filings, including audit, accounting and legal support, and to a lesser extent, the addition of resources to our corporate services team to accommodate our scaling business. Excluded from our non-GAAP operating expense was $12.5 million of non-recurring items, of which $7.3 million were non-cash accounting items and $5.2 million were cash items. The non-cash items were comprised of amortization of purchased intangibles and stock-based compensation expense. Cash items were comprised of non-recurring fees from delayed filings, legal, and other expenses. Please see our earnings release for a more detailed reconciliation. Our non-GAAP operating income was $5.6 million in fiscal Q1 2024, or a 15% non-GAAP operating margin. Excluded from non-GAAP operating income was $12.5 million in expenses, as described above and as detailed in our GAAP to non-GAAP reconciliation included in today's earnings release.

GAAP net loss for fiscal Q1 2024 was $5.8 million, or a loss of $0.13 per basic share versus net income of $4.7 million, or $0.10 per diluted share in the prior fiscal year. Non-GAAP net income for fiscal Q1 2024 was $6.3 million, or $0.14 per diluted share versus $14.3 million, or $0.31 per diluted share in the prior fiscal year. Our diluted share count for the year was 46.3 million, compared to 45.6 shares a year ago. Turning to our balance sheet, our cash and investments declined sequentially $11 million from $134.9 million in fiscal Q4’23 to $123.9 million at the end of fiscal Q1 2024, primarily because in fiscal Q1 we paid out $7.8 million in cash for 2023 taxes and also paid $4.6 million for the cash portion of the final earnout from the ID R&D acquisition. Moving on to guidance, we are reiterating our fiscal year 2024 revenue guidance range of $180 million to $185 million. Looking more closely at fiscal Q2, we are providing a preliminary revenue range of $46 million to $47 million, almost $9 million sequentially higher than fiscal Q1 2024 at the midpoint of the range, driven by a return to a more typical quarter from our Deposits product revenue. From a quarterly trending perspective, we continue to expect top-line revenue to grow year-over-year and sequentially in Q3, and with Q4 expected to be in the range of Q3 revenue. Quarter-to-quarter changes due to deal timing may influence these expectations. We continue to expect our Identity business to reach stand-alone profitability on a fully- burdened basis in the fourth fiscal quarter. With regard to taxes, we expect to be a taxpayer in fiscal 2024 with a tax rate in the 25% plus or minus range of GAAP pre-tax net income. In addition, we are reiterating our full-year fiscal 2024 non-GAAP operating margin guidance range of 30% to 31%. Before I conclude, I would like to touch on where we are with our SEC filings. With our 10-K filing done in March and the filing of our 10-Q today, we are now current on our filings and are already working diligently on the fiscal second quarter 10-Q for the period ended March 31, 2024 and are targeting to file in a timely manner. Operator, that concludes our prepared remarks, please open the line for questions. Question-and-Answer Session Operator [Operator Instructions] Today's first question comes from Jake Roberge of William Blair.

Jake Roberge Hey, thanks for taking the question. Appreciate the color on the one-time contract that was pulled forward last year, but even excluding that, the full year guide assumes a fairly large back half ramp, so could you just walk us through the building blocks that give you confidence in that guide, whether it be the new products like Check Fraud Defender ramping more meaningfully, easier comps just given the large contracts and end-of-life products, would just be helpful to unpack what's exactly driving that strong back half ramp in the guide. Max Carnecchia Hey Jake, thanks for calling. I'll let Dave give you the building blocks. I think the top cap comment I would make is we've tried to, as we've shared with you guys before, we've tried to kind of provide some guidance around the idea that you need to look at these businesses not on a month-to-month, week-to-week basis. You got to look over a longer span of time and I think that's definitely what's going to come into play here, but I'll let the building blocks come from Dave. Dave Lyle Yes, I think you were characterizing it correctly. We have our kind of heritage business in mobile Deposits as well as kind of document verification, those kinds of products, and we've got these new products that Max has talked about in the last couple of earnings calls on the Deposits side, the Check Fraud Defender product, which we think is very promising and it's kind of just now starting to pick up momentum and so we think that will drive growth in the second half of the fiscal year. And then also on the kind of ID R&D biometrics, as well as the MiVIP platform, including MiPass, are all opportunities for growth in the second half, all of which are kind of ramping at the same time. Jake Roberge Okay, very helpful. And then, yes, great to hear that you had over 20 customers using Check Fraud Defender exiting that March quarter. Could you just give us a little more detail on those deals and maybe walk through how long those sales cycles took, what those customers were using before Check Fraud Defender, and then if you could just give us any insight into just how large an annual contract value could be for some of those bigger deals that you've landed thus far, that would just be helpful in understanding kind of the opportunity with check fraud. Max Carnecchia Sure, there's a lot to unpack in there, so if I miss anything, you just remind me which elements I missed with the question, Jake. So, as a reminder for folks, we co-created Check Fraud Defender in conjunction with one of the top five banks in the United States, obviously using the intellectual property and knowhow and kind of all of our frameworks around computer vision and machine learning and how to visually inspect the check and use over 20 different elements to pull that check apart and determine whether it's fraudulent or not. And so, we've been at that, as I said, we introduced the product about two years ago, and as you'd imagine with any kind of consortium, especially in a banking environment that's so highly regulated and so full of lawyers and compliance professionals the first sales cycle there was well over 12 months. And if you kind of laid down the 20 contracted customers we have today, you're almost watching the sales cycles fall into half-lifes, right? So to give you a sense, if I had to kind of paint a picture of those 20 participating consortium members, we focused very heavily on the top 100 banks, right? So we've got a healthy dose of the top 100 banks, but we also, about four or five months ago, announced a relationship with Abrigo, and Abrigo, back in February, introduced kind of their first product based on CFD, and in the quarter, had success in this quarter, the March ending quarter, had success closing some smaller financial institutions. So now we've got some really big guys, and we're focused on that in a very direct way with our direct sellers. And now we're starting to light up that channel that has been so successful for mobile deposit, starting with a relationship I just mentioned, but to be followed very, very quickly by some of the other traditional channel partners we've had, the core banking service providers. So that hopefully gives you a flavor for it. It's hard to give you an average if you think about top 100 banks. Those contracts are multi- hundreds of thousands of dollars a year to low millions of dollars a year, and then some of these ones that we're now seeing in the longer tail through the Abrigo relationship they're under $100,000 a year. But there so many of them. There's just such a big opportunity there with the 8,000 financial institutions that already know and really enjoy a relationship with Mitek. Jake Roberge Okay, very very very helpful there. And then if I could just sneak one more in. Now that you're current on the filings, have the 10-Q published, working on the 2Q filing, just curious if you could just give us any updated thoughts around capital allocation, whether it be buybacks or converse, just how you're thinking about capital allocation, whether Max being at the helm for a few years now, or Dave, now you're taking a new look at the business. Just curious how you two are thinking about those plans moving forward. Max Carnecchia Yes, I don't think we have anything new to announce today. I will remind you that almost on a monthly basis, certainly no less than quarterly, we're reviewing our capital allocation approach with our board, with our senior team, and with our outside advisors. Let us get the Q2 on file, and let us get current, and see if we've got more to talk about in the next call. Operator The next question comes from Mike Grondahl with Northland Securities.

Mike Grondahl Hey, thanks guys. A couple of follow-up questions on Check Fraud Defender. The first one is, you guys said that was exceeding your internal expectations. Just curious what that relates to, is that revenue, number of banks, maybe if you can cover that. And then secondly, as you're expanding that reseller channel past Abrigo, is that going to include like the Fiservs, Jack Henry, FISs of the world? Like how extensive will your reseller partners be, and when do you expect that to start? Max Carnecchia Yes, some great questions in there, Mike. So obviously, we're very bullish about Check Fraud Defender, both in the near term, but also on the more intermediate term. For the other callers or listeners here, just to state the top cap point of this, check fraud has become a board level issue for every financial institution in the United States. If you're a board meeting in a bank in the United States, it doesn't matter whether you're a small community bank or whether you're Jamie Dimon of JPMC, this is coming up in that meeting. I mean, that's the level of losses and the kind of disruption and damage to customer relationships that is going on with this activity. So back to your question, I put the spotlight on Abrigo because they started to have success and they turned the sales cycles very, very quickly, which we’re quite impressed with. But you pointed to some of the longer term, much larger institutions that serve as core service providers to the banks and that have, for the better part of 15 years, been very trusted partners, both to the banks and to Mitek. And I don't want to use any of the names, but we're very close to getting those folks signed up and getting them online with Check Fraud Defender. The start of your question was around our internal expectations. And I think if you had sat down with me and asked at the beginning of the year, on October 1st, the beginning of the fiscal year, you know how many consortiums contracted customers will you have coming out of March? I would have said, if we do this the right way, we'll have 15, and we're over 20. So that's the reason that I feel like we're ahead of expectations is largely around that. Mike Grondahl Got it. And then just one question on mobile check Deposits. I think you talked about, for the year 2024, sort of like 10% to 12% normalized growth. Roughly, is that half of that coming from price and half of that coming from transactions? How do we just get a feel for the mix there? Mike Grondahl Yes, I'll let Dave see if he wants to take a swing at how we break the mix up. But when we said the normalized, again, it's trying to do the math backing out the additional three years of the contract, the very large contract we took in Q1 of fiscal year ‘23, and then laying in one third of that into Q1 of ‘24. I think we lay that map out either in the press release. Anyway, in the press release, yes. As far as that 10% to 12% it's, part of it is price increases and part of it is increased adoption of mobile banking. I don't know if you break it out, Dave. Dave Lyle I haven't broken that further than that publicly, but those are the two variables that are at play. Max Carnecchia And we probably shouldn't do that today. Dave Lyle No. Operator The next question is from Allen Klee with Maxim. Allen Klee Yes, hi. Just some of the add-backs you have for coming up with your adjusted numbers. I had questions if you could kind of go into what was happening there, and if you're expecting any large ones in the first quarter, in the March quarter, you had a $2.2 million litigation cost in the December quarter or legal costs, and what is enterprise risk portfolio positioning and other related costs? Thank you. Dave Lyle Yes, thanks. It's a good question. In fiscal quarter one, taking out the, we'll address the legal questions in a second, but in fiscal quarter one, we used third-party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk, as well as some other related analyses, and that's really a one-time kind of study cost, so you won't see that come back in fiscal quarter two. And then on the legal side, yes we had a $2 million higher legal expense. And if you look back into the details of fiscal quarter one, the legal team used quite a few third-party legal experts to do a variety of important activities. Some of those activities include getting our SEC filings current, navigating the NASDAQ, the potential delisting activities that happen with NASDAQ. There's some ongoing litigation that we show in the Q that continues. And there was some outside legal expert help there. And then lastly, providing some support for customers in their own litigation. So it was a combination of events, not necessarily one thing that was specific. Operator The next question is from Chad Bennett with Craig Hallam.

Chad Bennett Great. Thanks for taking my questions. So just maybe shifting over to the ID verification business and the 10% to 12% growth expectations there, is there a way to think about that side of the business from a transaction growth kind of same store sales standpoint versus a cross-sell upsell of MiVIP and MiPass, ID R&D type offerings and kind of how you think about that. And just generally from a transaction growth rate standpoint, are we seeing just year-over-year volume or transaction growth in that business this year? And do you see that strengthening throughout the year? And then maybe last one tied to all of it is, Max, you mentioned in the press release, I think product market fit for MiVIP and MiPass, and ID R&D. How do you kind of define that or what are examples of that? Thanks. Max Carnecchia Sure, lots to unpack there, Chad. I'll do my best. Maybe to start with a little bit of a bigger picture here. The identity market has changed pretty significantly in the last two or three years with all that's happened with interest rates and the slowing of maybe some of the new competitor formation and them trying to get funding. And we've definitely seen some pressure on some of our high-flying competitors from the last three or four years, which I think both in the intermediate term and long-term is going to benefit Mitek. And the reason I start there is today, our model is very much a land and expand model. We're targeted on these regulated industries, the top companies within those regulated industries, primarily in North America and in Europe. The majority of the Identity business is done through our direct selling activities, so about 80% of the revenues come from our direct selling activities and about 20% from our valued partners that get us into geographies, use cases, and certain industries that we don't necessarily focus on. But if I had to look back on the last 18 months, I would tell you that probably 75% of the growth that we've enjoyed in Identity has been from the expand part of land and expand. We've reported this before, but new logo acquisition has become a very, very hard fought battlefront, both because of the desperation of some of the competitors that I started with explaining, but also just because of the uncertainty, the geopolitical landscape and the global economic uncertainty. And so we've really been able to enjoy the relationships that we have with these big institutions where we might start in the retail bank in one geography with an onboarding journey, and then two to three years later we woke up and through our activities and working with that customer, the success that they're having, we'll find ourselves in five or six different use cases, some of which are onboarding, some are in new geographies, but many are identity authentication. So those are those step-up transactions or re- verifications of identity in the real world. So when I come back to your question, and then I'll talk about product market fit, we have seen transaction volumes grow and some geographies and some areas grow quite nicely. We've also been able to do a good job of cross selling, so some of the new capabilities that we have back into, again, that expand within the previously landed logo. But we've also, as Dave alluded to, in some of the heritage areas of identity attributes, we've seen some per unit pricing pressure. So when it all washes out, I think you get the complexion of where we are today. From a product market fit perspective driving it, these are some basic value proposition things. Do you have all the key features that are needed, right? Does the audience really care? And do you have a business model that is enticing? And if all of that resonates, then you've established product market fit in a given segment. And our segments are based on industries, they're based on geographies, and they're based on use cases. So that's what I'm referring to. Chad Bennett Got it. And no, that's great color. And then just in terms of the ability to get and maybe timing more importantly to get to what I think you guys have talked about on the identity part of the business as kind of an industry or market growth rate of kind of high teens. Is that a potential fourth quarter event or fiscal year ‘25 event? Is there anything company specific that needs to happen to achieve those growth rates or is it macro related or none of the above? Max Carnecchia I think it's a combination of those things. Yes, so if we talk about 14% to 16% CAGR growth over the next five years, those numbers come from third parties like Gartner or Liminal, third party analyst firms that focus on this identity category that is a five year CAGR, so that's going to bounce around a little bit. We talked about the macroeconomic circumstance. But if we go back to some of the comments that both I made in the prepared remarks, but also Dave made in the prepared remarks, the composition of the Mitek Identity portfolio today is just head and shoulders over where it was three or four years ago between the biometrics and liveness category creation that we're doing with ID R&D, then translating that into something that could be cloud consumed for customers through MiPass, obviously plugging that into MiVIP, the end-to-end, low-code no-code orchestration layer, there's just so many things going on there that we have to offer customers that just a short three years ago we didn't have. Those are the growth drivers in the Identity side of things, and I think you'll see that in the second half of this year, but you'll see it going into ‘25 as well. And that's without even, I don't want to reach back, but that's without even talking about CFD again, which very much is a digital banking offering, but I've said this many times now that there's this very growing important intersection between what we do for fighting fraud for these financial institutions and what we do from an Identity perspective. It's very rare for somebody to perpetrate check fraud without simultaneously perpetrating identity fraud, and the access that we're having to these customers for Check Fraud Defender, the insights and the kind of challenges that they face, is helping us in both lines of business. Operator The next question is from Scott Buck with HC Wainwright. Scott Buck

Hi. Good afternoon, guys. Just one for me. With the ID business moving towards breakeven in the fourth quarter, what kind of margin tailwind on a consolidated basis should we be thinking about for fiscal ‘25? Max Carnecchia We don’t guide for ’25. Dave Lyle Yes, not guiding for ’25 outside of what we already did, but I wouldn't say we're going to see directionally material changes to what we've seen in the past. Operator Thank you. This concludes our question-and-answer session. I'd like to turn the call back over to Todd Kehrli for closing remarks. Todd Kehrli Thank you, operator, and thank you all for joining us today and for your continued support. As always, if you have any follow-up questions or would like to meet with management, please feel free to reach out to me, and I'll set something up. Thanks again, and have a great rest of your day. Operator The conference has now concluded. Thank you for attending today's presentation. You may now disconnect your lines.